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                                                                    EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of PLATO Learning, Inc. on Form S-3 of our report dated March 24, 2000 (except for notes 16 and 20 which are dated April 14, 2000) on our audits of the consolidated financial statements of Wasatch Interactive Learning Corporation for the years ended February 28, 1999 and February 29, 2000, which report is included in Report on Form 8-K of PLATO Learning, Inc. filed April 12, 2001. We also hereby consent to the reference to our Firm under the captions "Experts".

         /s/ Tanner + Co.
         Salt Lake City, Utah


         May 23, 2001




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